EXHIBIT NO. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-101026) pertaining to The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan of our report dated June 27, 2008, with respect to the financial statements and schedule of The Toronto-Dominion Bank, U.S.A. Division 401(k) Employee Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

New York, New York

June 27, 2008